Exhibit 99.2

April 4, 2008

KapStone Kraft Paper Corporation

1101 Skokie Blvd., STE 300

Northfield, IL 60062

Attention:                 Roger Stone, Chief Executive Officer

Commitment Letter for $585 Million Senior Secured Credit Facilities

Ladies and Gentlemen:

KapStone Kraft Paper Corporation, a Delaware corporation (“you” or the “Company”) has advised LaSalle Bank National Association (“LaSalle”) and Banc of America Securities LLC (“BAS”) that you intend to acquire (the “Acquisition”) all or substantially all of the assets of the “kraft” division (the “Target Assets”) of MeadWestvaco Corporation (the “Seller”), for not more than $478.5 million in cash (excluding any working capital adjustment, any capital expenditure adjustment, any adjustment related to the amount payable to purchase the 50% interest in Cogen South LLC held by SCANA Corporation and any adjustment related to cash on hand at Cogen South LLC at the time of closing, if any, in each case pursuant to the Acquisition Documents (as defined in the Summary of Terms referred to below)), including the refinancing of existing indebtedness associated with the Target Assets.

You have also advised LaSalle and BAS that you intend to (x) refinance your existing indebtedness and (y) finance the costs and expenses related to the Acquisition and the ongoing working capital and other general corporate purposes of the Company and its subsidiaries after consummation of the Acquisition from the following sources (and that no financing other than the financing described herein will be required in connection with the Acquisition) (i) cash on hand in an amount sufficient to refinance and extinguish all existing indebtedness of the Company and (ii) $585 million in senior secured credit facilities (the “Senior Credit Facilities”), comprised of (a) a term loan facility of $485 million and (b) a revolving credit facility of $100 million.  For the avoidance of doubt, LaSalle and BAS hereby agree that the revolving credit facility will be made available to finance the transactions described in this paragraph to the extent necessary.  The estimated sources and uses for the Acquisition and refinancing are as set forth on Schedule I to the Summary of Terms.

In connection with the foregoing, LaSalle is pleased to advise you of its commitment to provide the full principal amount of the Senior Credit Facilities and to act as the sole administrative agent (in such capacity, the “Administrative Agent”) for the Senior Credit Facilities, all upon and subject to the terms and conditions set forth in this letter (this “Commitment Letter”) and in the Summary of Terms and Conditions attached as Exhibit A hereto and incorporated herein by this reference (the “Summary of Terms”).  BAS is pleased to advise you of its willingness, as the sole lead arranger and sole book manager (in such capacities, the “Lead Arranger”) for the Senior Credit Facilities, to form a syndicate of financial institutions and institutional lenders (including LaSalle) (collectively, the “Lenders”) in consultation with you for the Senior Credit Facilities.

The commitments of LaSalle hereunder and the undertaking of BAS to provide the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to LaSalle and BAS:  (a) the accuracy and completeness of all representations that you and your affiliates make to LaSalle and BAS and your compliance with the terms of this Commitment Letter (including the Summary of Terms) and the Fee Letter (as hereinafter defined); (b) prior to and during the syndication of the Senior Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Company or any of its respective subsidiaries; and (c)

the negotiation, execution and delivery of definitive documentation for the Senior Credit Facilities consistent with the Summary of Terms and otherwise reasonably satisfactory to LaSalle and BAS.

BAS intends to commence syndication of the Senior Credit Facilities promptly your acceptance of this Commitment Letter and the Fee Letter.  Notwithstanding the foregoing, it is hereby understood and agreed that (i) the successful syndication of the commitments is not a condition to our commitments and (ii) we shall be entitled to accept commitment advice from prospective syndicate members and make assignments of our commitments but shall not be released from our commitments hereunder by any such syndication unless and until the applicable assignee first funds its commitment.  In addition, to the extent the warrants to purchase common stock issued by the Parent (as defined in the Term Sheet) are exercised at any point prior to the Closing Date, the aggregate net proceeds received by the Parent in connection with such exercise shall reduce on a dollar-for-dollar basis the aggregate amount of the Senior Credit Facilities.  You agree to actively assist BAS in achieving a syndication of the Senior Credit Facilities that is satisfactory to BAS and you.  Such assistance shall include your (a) providing and causing your advisors to provide LaSalle and BAS and the other Lenders upon request with all information reasonably deemed necessary by LaSalle and BAS to complete syndication, including, but not limited to, information and evaluations prepared by you, the Company and your and its advisors, or on your or its behalf, relating to the Acquisition (including the Projections (as hereinafter defined), the “Information”), (b) assisting in the preparation of Information Memoranda and other materials to be used in connection with the syndication of the Senior Credit Facilities (collectively with the Summary of Terms and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined), the “Information Materials”), (c) using your reasonable best efforts to ensure that the syndication efforts of BAS benefit materially from your existing lending relationships, and (d) otherwise assisting LaSalle and BAS in their syndication efforts, including by making your officers and advisors available from time to time to attend and make presentations regarding the business and prospects of the Company and its subsidiaries, as appropriate, at one or more meetings of prospective Lenders.  You hereby agree that, to the extent the successful syndication of the Senior Credit Facilities has not been completed prior to the Closing Date, the Information Memoranda to be used in connection with the syndication of the Senior Credit Facilities shall be completed at least 110 days prior to the Closing Date (as hereinafter defined).

It is understood and agreed that BAS will, in consultation with you, manage and control all aspects of the syndication, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders.  It is understood that no Lender participating in the Senior Credit Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summary of Terms and in the Fee Letter.  It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of LaSalle and BAS.

You represent, warrant and covenant that (a) all financial projections concerning the Company and its subsidiaries that have been or are hereafter made available to LaSalle, BAS or the Lenders by you or any of your representatives (or on your or their behalf) (the “Projections”) have been or will be prepared in good faith based upon reasonable assumptions and (b) all Information, other than Projections, which has been or is hereafter made available to LaSalle, BAS or the Lenders by you or any of your representatives (or on your or their behalf) in connection with any aspect of the Acquisition, as and when furnished, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.  You agree to furnish us with further and supplemental information from time to time until the date of the initial borrowing under the Senior Credit Facilities (the “Closing Date”) and, if requested by us, for a reasonable period thereafter as is necessary to complete the syndication of the Senior Credit Facilities so that the representation, warranty and covenant in the immediately preceding sentence are correct on the Closing Date and on such later date on which the syndication of the Senior

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Credit Facilities is completed as if the Information were being furnished, and such representation, warranty and covenant were being made, on such date.  In issuing this commitment and in arranging and syndicating the Senior Credit Facilities, LaSalle and BAS are and will be using and relying on the Information without independent verification thereof.  Without limiting the generality of the foregoing portion of this paragraph, you agree to furnish us with monthly summary financial statements with respect to (i) the Target Assets and (ii) the Company and its subsidiaries, in each case promptly upon such summary financial statements being received or prepared by you.

You acknowledge that BAS and/or LaSalle on your behalf will make available Information Materials to the proposed syndicate of Lenders by posting the Information Materials on IntraLinks or another similar electronic system.  In connection with the syndication of the Senior Credit Facilities, unless the parties hereto otherwise agree in writing, you shall be under no obligation to provide Information Materials suitable for distribution to any prospective Lender (each, a “Public Lender”) that has personnel who do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Relevant Entities, their respective affiliates or any other entity, or the respective securities of any of the foregoing.  You agree, however, that the definitive credit documentation will contain provisions concerning Information Materials to be provided to Public Lenders and the absence of MNPI therefrom.  Prior to distribution of Information Materials to prospective Lenders, you shall provide us with a customary letter authorizing the dissemination thereof.

By executing this Commitment Letter, you agree to reimburse LaSalle and BAS from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, (a) the reasonable fees, disbursements and other charges of Moore & Van Allen, PLLC, as counsel to the Lead Arranger and the Administrative Agent, and of special and local counsel to the Lenders retained by the Lead Arranger or the Administrative Agent, (b) all CUSIP fees for registration with the Standard & Poor’s CUSIP Service Bureau incurred in connection with the Senior Credit Facilities and (c) due diligence expenses) incurred in connection with the Senior Credit Facilities, the syndication thereof and the preparation of the definitive documentation therefor, and with any other aspect of the Acquisition and any similar transaction and any of the other transactions contemplated thereby.

You agree to indemnify and hold harmless LaSalle, BAS, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Acquisition or any similar transaction and any of the other transactions contemplated thereby or (b) the Senior Credit Facilities and any other financings, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Acquisition is consummated.  You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Acquisition, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have

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resulted from such Indemnified Party’s gross negligence or willful misconduct.  Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

This Commitment Letter and the fee letter among you, LaSalle and BAS of even date herewith (the “Fee Letter”) and the contents hereof and thereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you in connection with the Acquisition or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that (i) you may disclose this Commitment Letter (including the Summary of Terms) but not the Fee Letter (a) on a confidential basis to the board of directors and advisors of the Seller and the Company in connection with their consideration of the Acquisition, and (b) after your acceptance of this Commitment Letter and the Fee Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges and (ii) there are no provisions contained in the Fee Letter that allow for a reduction of the commitment amounts contained in this Commitment Letter except to the extent requested by the Company.  LaSalle and BAS hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow LaSalle or BAS, as applicable, to identify you in accordance with the Act.

You acknowledge that LaSalle and BAS or their affiliates may be providing financing or other services to parties whose interests may conflict with yours.  LaSalle and BAS agree that they will not furnish confidential information obtained from you to any of their other customers and that they will treat confidential information relating to you and your respective affiliates with the same degree of care as they treat their own confidential information.  LaSalle and BAS further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer.  In connection with the services and transactions contemplated hereby, you agree that LaSalle and BAS are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of LaSalle, BAS or any of such affiliates.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that:  (a) (i) the arranging and other services described herein regarding the Senior Credit Facilities are arm’s-length commercial transactions between you and your affiliates, on the one hand, and LaSalle and BAS, on the other hand, (ii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby; (b) (i) LaSalle and BAS each has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (ii) neither LaSalle nor BAS has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) LaSalle and BAS and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and LaSalle and BAS have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against LaSalle and BAS

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with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of the Senior Credit Facilities.

The provisions of the immediately preceding five paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facilities shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of LaSalle or BAS hereunder.

This Commitment Letter and the Fee Letter may be executed in counterparts which, taken together, shall constitute an original.  Delivery of an executed counterpart of this Commitment Letter or the Fee Letter by telecopier, facsimile or electronic “PDF” transmission shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter (including the Summary of Terms) and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York.  Each of you, LaSalle and BAS hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including the Summary of Terms), the Fee Letter, the Acquisition and the other transactions contemplated hereby and thereby or the actions of LaSalle and BAS in the negotiation, performance or enforcement hereof.  The commitments and undertakings of LaSalle and BAS may be terminated by us if you fail to perform your obligations under this Commitment Letter or the Fee Letter on a timely basis.

This Commitment Letter (including the Summary of Terms) and the Fee Letter embody the entire agreement and understanding among LaSalle, BAS, you, and your affiliates with respect to the Senior Credit Facilities and supersedes all prior agreements and understandings relating to the specific matters hereof.  However, please note that the terms and conditions of the commitment of LaSalle and the undertaking of BAS hereunder are not limited to those set forth herein or in the Summary of Terms.  Those matters that are not covered or made clear herein or in the Summary of Terms or the Fee Letter are subject to mutual agreement of the parties; provided that there will be no other material conditions precedent to funding other than those set forth herein and in the Summary of Terms.  No party has been authorized by LaSalle or BAS to make any oral or written statements that are inconsistent with this Commitment Letter.

This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This Commitment Letter supersedes and replaces those certain commitment letters dated December 13, 2007 and March 6, 2008 among the Company, LaSalle and BAS.

This Commitment Letter and all commitments and undertakings of LaSalle and BAS hereunder will expire at 5:00 p.m. (New York time) on April 4, 2008 unless you execute this Commitment Letter and the Fee Letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this Commitment Letter (including the Summary of Terms) and the Fee Letter (each of which may be signed in one or more counterparts) shall become binding agreements.  Thereafter, all commitments and undertakings of LaSalle and BAS hereunder will expire on the earliest of (a) August 29, 2008, unless the Closing Date occurs on or prior thereto, (b) the closing of the Acquisition without the use of the Senior Credit Facilities and (c) the acceptance by the Seller or any of its affiliates of an offer for all or any substantial part of the Target Assets other than as part of the Acquisition.  In consideration of the time and resources that BAS and LaSalle will devote to the Senior Credit Facilities, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any

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offering, placement or arrangement of any competing senior credit facility or other debt financing for the Company or any of its subsidiaries with respect to the matters addressed in this Commitment Letter.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

LASALLE BANK NATIONAL ASSOCIATION

			By:	/s/ David Bacon
				Name:	David Bacon
				Title:	Vice President

BANC OF AMERICA SECURITIES LLC

			By:	/s/ Marc P. Schlachter
				Name:	Marc P. Schlachter
				Title:	Vice President

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

KAPSTONE KRAFT PAPER CORPORATION

By:	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chairman and Chief Executive Officer

EXHIBIT A

SUMMARY OF TERMS AND CONDITIONS

Company:	KapStone Kraft Paper Corporation (the “Company”).

Loan Parties:	The Company, the Parent and each of the other Guarantors referred to below (the “Loan Parties”).

Administrative Agent and Sole Lead Arranger:	LaSalle Bank National Association (“LaSalle” and, in such capacity, the “Administrative Agent”).

Lenders:	A syndicate of financial institutions (including LaSalle) and other accredited investors arranged by the Administrative Agent in consultation with the Company (the “Lenders”).

Parent:	KapStone Paper and Packaging Corporation, formerly Stone Arcade Acquisition Corporation (the “Parent”).

Facilities:	Senior secured credit facilities (the “Facilities”) in the aggregate amount of $585.0 million, consisting of the following:

(a)                                  A $100.0 million revolving credit facility (the “Revolving Credit Facility”), with a subfacility for letters of credit issued by LaSalle or one of its affiliates (the “Issuing Lender”) (in an amount to be determined); and

(b) A $485.0 million term loan facility (the “Term Loan”)

To the extent the warrants to purchase common stock issued by the Parent are exercised at any point prior to the Closing Date, the aggregate net proceeds received by the Parent in connection with such exercise shall reduce on a dollar-for-dollar basis the aggregate amount of the Facilities.

For the avoidance of doubt, the Lenders hereby agree that the Revolving Credit Facility will be made available to finance the transactions contemplated hereby to the extent necessary.

Maturity:	Revolver: Five years from closing date. Term Loan: Five years from closing date.

Notwithstanding the foregoing, the maturity of the Facilities shall be the date 90 days prior to the date on which any earn-out obligation pursuant to the Company’s 2006 acquisition of International Paper Company’s kraft paper business becomes due and owing unless the Company has satisfied certain conditions to be negotiated in the definitive loan documents.

Purpose:

To (a) finance the acquisition (the “Acquisition”) of the Kraft Division of MeadWestvaco Corporation (the “Target”), including related fees and expenses, (b) refinance existing indebtedness of the Company and (c) provide for the working capital requirements and general corporate purposes of Company and its subsidiaries.

Fees and Interest Rates:	See Annex I for interest rates on the Facilities and certain fees payable to the Lenders.

Voluntary Prepayments and Commitment Reductions:

The Company may prepay amounts outstanding under the Facilities in whole or in part (in minimum amounts to be agreed upon), with prior notice but without premium or penalty (but subject to payment of costs associated with breakfunding on LIBOR loans). Prepayments under the Term Loan shall be applied ratably against remaining scheduled installments. The Company may reduce commitments under the Revolving Credit Facility upon advance notice and in minimum amounts to be agreed upon.

Amortization:	The Term Loan will amortize as follows, with payments due on the last day of each calendar quarter commencing the first quarter after close of the Facilities:

Year 1: 7.5% Year 2: 10.0% Year 3: 12.5% Year 4: 12.5% Year 5: 57.5%(1)

Mandatory Prepayments:	Mandatory Prepayments of the Facilities will be required as follows:

(a)                                  100% of the net proceeds from the exercise of warrants to purchase common stock issued by the Parent stepping down to 75% when the Total Leverage Ratio (defined herein) is <2.50x, stepping down to 50% when the Total Leverage Ratio is <2.0x and stepping down to 0% when the Total Leverage Ratio is <1.5x;

(b)                                 50% of excess cash flow (to be defined in a mutually satisfactory manner) for each fiscal year (commencing with the fiscal year ending December 31, 2008) within 90 days of the end of such fiscal year stepping down to 0% when the Total Leverage Ratio is <2.0x;

(1) 3.125% to be paid in each of the first 3 fiscal quarters with the balance to be paid on the Maturity Date.

(c) 100% of the net proceeds from the issuances of debt and equity (subject to exceptions to be mutually agreed upon, including issuances of equity for purposes of an acquisition); and

(d) 100% of the net cash proceeds of any asset sale or disposition (to the extent not reinvested in like assets within 180 days).

Mandatory Prepayments will be applied ratably to the Term Loan against all remaining scheduled installments.

Security:

The Facilities will be secured by a first priority security interest in substantially all existing and after acquired assets (real and personal) of the Loan Parties and all products and proceeds thereof (the “Security”). The Loan Parties will authorize the filing of UCC financing statements prior to closing of the Facilities. In addition, the Facilities will be secured by a first priority pledge of all outstanding equity securities of the Company and each of its domestic subsidiaries and 65% of outstanding equity securities of foreign subsidiaries.

The Security shall ratably secure the relevant party’s obligations in respect of the Facilities and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or an affiliate thereof).

Guarantees:

The Facilities will be guaranteed by the Parent and all subsidiaries of the Company, other than foreign subsidiaries where the granting of a guarantee would create material and adverse tax consequences for the Company (collectively, the “Guarantors”).

Initial Conditions:	The closing of the Facilities will be subject to the following closing conditions, all in form and substance reasonably satisfactory to the Administrative Agent:

(a) The Administrative Agent shall have received an executed credit agreement and other loan documents and all conditions to the initial borrowing thereunder shall have been satisfied.

(b)                                 The Administrative Agent shall have received evidence satisfactory to it that (i) the aggregate purchase price of the Acquisition shall not exceed $478.5 million (excluding any working capital adjustment, any capital expenditure adjustment, any adjustment related to the amount payable to purchase the 50% interest in Cogen South LLC held by SCANA Corporation and any adjustment related to cash on hand at Cogen South LLC at the time of closing, if any, in each case pursuant to the Acquisition Documents and (ii) the amount required to refinance all existing debt of the Loan Parties and pay the fees and expenses relating to the Acquisition and such refinancing are consistent with the Sources and Uses table set forth on Schedule I attached hereto, or are otherwise reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the closing date.

(d)                                 The Administrative Agent shall have received (i) audited consolidated financial statements (x) for the Parent and its subsidiaries for the fiscal years ending December 31, 2005, 2006 and 2007 and (y) for the Target for the fiscal years ending December 31, 2005, 2006 and 2007, and (ii) unaudited interim consolidated financial statements for the Parent and its subsidiaries for each fiscal quarterly period ended after the latest fiscal year referred to in clause (i) above.

(e)                                  The Administrative Agent and the Lenders shall have received projected income statements, balance sheets and cash flow statements prepared by the Company and giving effect to the Acquisition, the Facilities and the use of proceeds therefrom. The Company shall provide projections on a quarterly basis for fiscal 2008 and on an annual basis thereafter.

(f)                                    The Administrative Agent shall have received a pro forma consolidated balance sheet of the Parent and its subsidiaries as at the date of the most recent consolidated balance sheet delivered pursuant to the preceding paragraph, adjusted to give effect to the consummation of the Acquisition and the financings contemplated hereby as if such transactions had occurred on such date, which is consistent in all material respects with the sources and uses of cash for the Acquisition previously described to the Administrative Agent and the forecasts previously provided to the Administrative Agent.

(g)                                 The Administrative Agent shall have the right to distribute the due diligence reports which have been performed by independent third parties commissioned by the Company, with respect to the Acquisition, to other Lenders, subject only to confidentiality restrictions satisfactory to the Company.

(h)                                 The Administrative Agent shall have received the results of recent tax, judgment and UCC lien searches in each relevant jurisdiction with respect to the Target and the Loan Parties, and such searches shall reveal no liens on any of the assets of the Target or the Loan Parties except for liens permitted by the credit agreement.

(i)                                     All documents and instruments required to perfect the Administrative Agent’s security interest in the collateral under the Facilities shall have been executed and be in proper form for filing, and, in connection with real estate collateral, the Administrative Agent shall have received title insurance policies, surveys, permits and other customary documentation reasonably requested by the Administrative Agent.

(j) The Administrative Agent shall be reasonably satisfied with the insurance program to be maintained by the Loan Parties.

(k)                                  The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Company which shall certify as to the solvency of the Company and its subsidiaries after giving effect to the Acquisition and the other transactions contemplated hereby.

(l) The Administrative Agent shall have received such legal opinions as Administrative Agent may reasonably request.

(m)                               If requested (and available on commercially reasonable terms), the Administrative Agent shall have received reliance letters from the consultants that have performed environmental audits with respect to certain real property owned or leased by the Loan Parties or relating to the Target.

(n) The Administrative Agent shall be satisfied that, since December 31, 2006, there has been no Material Adverse Effect (as defined in the Acquisition Documents referred to below).

(o) The Loan Parties shall continue to maintain a banking relationship with LaSalle, pursuant to which LaSalle continues to provide cash management services.

(p)                                 The Administrative Agent shall have received such other customary documents, agreements, certificates and opinions to be executed or delivered, or relating to the transactions contemplated, on or prior to the closing date as the Administrative Agent or the Lenders may reasonably request.

(q)                                 All governmental and third party approvals necessary in connection with the Acquisition, the financing contemplated hereby and the continuing operations of the Loan Parties shall have been obtained on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof contemplated by the Facilities, except for such governmental and third party approvals the failure to obtain which could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, properties, results of operations or prospects of the Loan Parties taken as a whole.

(r)                                    The Acquisition shall have been or shall concurrently be consummated in accordance with applicable law and on satisfactory terms. The documentation relating to the Acquisition (collectively, the “Acquisition Documents”) shall have satisfactory terms and conditions (it being acknowledged that the Asset Purchase Agreement dated April 4, 2008 submitted to the Administrative Agent is reasonably satisfactory to the Administrative Agent), and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect without the approval of the Administrative Agent. The Loan Parties shall have no debt other than the Facilities, the Cogen Junior Notes (as defined in the Acquisition Documents) and the Cogen Senior Notes (as defined in the Acquisition Documents) and other debt approved by the Administrative Agent(2). The capitalization and structure of the Loan Parties after giving effect to the Acquisition shall be reasonably satisfactory to the Administrative Agent in all respects, it being acknowledged and agreed that the pro forma capitalization and structure of the Loan Parties after giving effect to the Acquisition as disclosed to the Administrative Agent on the date hereof is reasonably satisfactory, and such capitalization and structure shall not be modified in any material respect without the approval of the Administrative Agent.

(2) The Cogen Junior Notes and the Cogen Senior Notes will be assigned to the Company or one of its subsidiaries on the Closing Date, resulting in such debt becoming intercompany debt, and it is expected that such debt will be retired and extinguished substantially concurrently with the Closing Date.

Ongoing Conditions:

The making of each extension of credit shall be conditioned upon, among other things, (a) the accuracy of all representations and warranties in the credit agreement and the other loan documents, and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

Representations and Warranties:	Those representations and warranties customarily found in credit agreements for transactions of this nature.

Affirmative Covenants:	Those affirmative covenants customarily found in credit agreements for transactions of this nature.

Negative Covenants:	Those negative covenants customarily found in credit agreements for transactions of this nature.

Financial Covenants:	To include, without limitation, the following financial covenants (tested quarterly):

                    •                      Minimum Fixed Charge Coverage Ratio (the ratio of (i) adjusted EBITDA less cash taxes less unfinanced capital expenditures less dividends to (ii) the sum of (a) scheduled principal and (b) interest expense); and

• Maximum Total Leverage Ratio (the ratio of (i) Total Debt (defined as all funded debt plus letters of credit), to (ii) trailing twelve month Adjusted EBITDA) of 4.00x with stepdowns TBD.

Transactions with Parent:

Subject to limitations to be set forth in the definitive documentation for the Facilities, the Company will be permitted to (i) incur an annual corporate charge from Parent in an aggregate amount not to exceed $4.0 million without the Lenders’ consent, (ii) pay dividends to Parent in an aggregate amount not to exceed 50% (increasing to 100% for the fiscal year ending December 31, 2010 and thereafter) of cumulative excess cash flow (to be defined in a mutually satisfactory manner) and (iii) to borrow funds from Parent for working capital needs and to repay such loans if at the time of repayment and giving effect to such repayment no event of default will exist and be continuing.

Events of Default:	Those events of default customarily found in credit agreements for transactions of this nature.

Expenses; Indemnification:	Upon acceptance of this term sheet, the Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the

Administrative Agent (including all field examination and appraisal costs, all reasonable fees and charges of any counsel to the Administrative Agent, the reasonable allocable cost of internal legal services of the Administrative Agent, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses and any taxes) in connection with the preparation, execution and delivery (including the costs of IntraLinks (or other similar transmission systems), if applicable) of this term sheet and definitive loan documentation, whether or not the Facilities close.

The Company shall indemnify the Administrative Agent, the Lenders and their respective directors, officers, affiliates, employees and agents from and against all losses, liabilities, claims damages or expenses relating to the Facilities and the Company’s use of the Facilities, including, without limitation, reasonable attorneys’ fees and settlement costs, except to the extent that such losses, liabilities, claims, damages or expenses are incurred by reason of the gross negligence of willful misconduct of the applicable indemnified person, as determined by a final, nonappealable judgment by a court of competent jurisdiction.

Taxes and Yield Protection:	The Company will indemnify the Lenders for withholding taxes. The definitive loan documents will also contain customary tax gross-up, yield protection and breakage provisions.

Voting:

Required Lenders shall be equal to 51% or more of commitments under the Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount of, or extensions of the scheduled date of amortization or final maturity of, any loan, (ii) reductions in the rate of interest or any fee or extensions of any due date therefore, and (iii) increases in the amount or extension of the expiry date of any Lender’s commitments, (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications of the voting percentages and rights, and (ii) releases of all or substantially all of the guarantees or all or substantially all of the collateral and (c) the consent of the Lenders holding 51% or more of the loans and commitments under the applicable Facility shall be required with respect to certain other matters.

Assignments and Participations:

Each Lender may at any time sell assignments in the Facilities to eligible financial institutions or commercial banks in minimum amounts of $5.0 million (or, $1.0 million, in the case of the Term Loan) (or all of such Lender’s remaining loans and commitments) subject to the consent of the Administrative Agent, the Issuing Lender (for assignments of the Revolving Credit Facility only) and

(so long as no event of default has occurred and is continuing) the Company (which shall not be unreasonably withheld or delayed). Each Lender may sell participations in all or any part of the Facilities, provided such participants shall only have voting rights with respect to certain customary or affected lender consent items.

Governing Law and Forum:

The loan documents will be governed by Illinois law. The Loan Parties will submit to the jurisdiction and venue of the federal and state courts located in Cook County in the State of Illinois and will waive any right to trial by jury.

Annex I

Interests and Certain Fees

Interest:

Loans will bear interest at a rate per annum over the Base Rate or the LIBOR Rate according to the Pricing Grid set forth below based on the most recent quarter end Total Leverage Ratio (provided that for the first six months after close, the applicable interest rate margins shall be those corresponding to Level I in the Pricing Grid).

Pricing Grid

Level	Total Leverage Ratio	Base Rate Margin	LIBOR Margin	Non-Use Fee
I	> 3.25x but < 4.00x	1.25%	2.75%	0.50%
II	> 2.75x but ≤ 3.25x	0.875%	2.375%	0.50%
III	> 2.25x but ≤ 2.75x	0.50%	2.00%	0.50%
IV	> 1.75x but ≤ 2.25x	0.125%	1.625%	0.40%
V	≤ 1.75x	0.00%	1.25%	0.30%

LIBOR Rate: The London Interbank Offered Rate (“LIBOR”) as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) for deposits in dollars for one, two, three or six month periods (“Interest Periods”) as offered at 11:00 a.m. London time two (2) business days prior to the borrowing date (or three (3) business days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding business day), adjusted for statutory reserve requirements.

Base Rate: The higher of (a) the rate publicly announced from time to time by the Administrative Agent as its “prime rate” and (b) the Federal Funds Rate plus 0.5% per annum.

Calculations:	All calculations of interest and fees will be made on the basis of a 360-day year and actual days elapsed.

Interest Payments:

Interest will be payable monthly in arrears on the last day of each calendar month on Base Rate loans and on the last day of each Interest Period in the case of LIBOR loans (and, in the case of a LIBOR loan having a six-month Interest Period, on the three month anniversary of the first day of such Interest Period).

Non-Use Fee:

A Non-Use Fee at a rate per annum according to the Pricing Grid set forth above based on the most recent quartered Total Leverage Ratio will be payable on the daily unutilized portion of the Revolving Credit Facility (provided that for the first six months after close, the applicable Non-Use Fee shall be that corresponding to Level I in the Pricing Grid). Such fee will be payable monthly in arrears on the last day of each calendar month. The undrawn amount of letters of credit will count as utilization of the Revolving Credit Facility for purposes of calculating this fee.

Letter of Credit Fees:

A letter of credit fee at a rate per annum determined by reference to the LIBOR Margin in the Pricing Grid will be payable on the daily stated amount of all outstanding letters of credit. Such fee will be payable monthly in arrears on the last day of each calendar month. In addition, the Company will pay the Issuing Lender for its own account for each Letter of Credit (a) a fronting fee in the amount separately agreed to between the Company and the Issuing Lender and (b) such other standard issuance, negotiation, processing and/or administration fees as may be charged by the Issuing Lender.

Default Rate:

Upon the occurrence and during the continuance of a default, unless the Required Lenders otherwise consent, the obligations under the Facilities will bear interest at a rate equal to an additional two percent (2%) per annum over the rate otherwise applicable, with such interest payable on demand. Imposition of the default rate will be automatic for payment and insolvency defaults.

Schedule I

Estimated Sources and Uses of Funds

($ millions)

SOURCES
Cash	$56.6	(3)
Revolving Credit Facility	$11.4
Term Loan Facility	$485.0

Total Sources	$553.0

USES
Purchase Price	$485.0	(4)
Transaction Costs	$13.5
Retire Existing Debt	$52.5
Cash at Closing	$2.0

Total Uses	$553.0

(3) This amount represents cash on hand of the Company as of 12/31/07.  The Company currently expects its actual cash on hand as of the Closing Date to be approximately $65.0 million less amounts used to prepay its existing indebtedness.  Any additional cash on hand as of the Closing Date will be used to finance the Acquisition and related transactions, with a corresponding reduction to the draw under the Revolving Credit Facility.

(4) This amount includes the expected price to purchase the 50% interest in Cogen South LLC held by SCANA Corporation.